UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022 (February 24, 2022)

Spirit of Texas Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38484	90-0499552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1836 Spirit of Texas Way
Conroe, Texas 77301
(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 18, 2021, Spirit of Texas Bancshares, Inc. (the “Company” or “Spirit”), a Texas corporation and the parent company of Spirit of Texas Bank SSB (“Spirit Bank”), entered into an Agreement and Plan of Merger (the “Agreement”) with Simmons First National Corporation (the “Simmons”), an Arkansas corporation and the parent holding company of Simmons Bank (“Simmons Bank”), pursuant to which, upon the terms and subject to the conditions of the Agreement, the Company will merge with and into Simmons, with Simmons continuing as the surviving corporation (the “Transaction”). Immediately following the Transaction, Spirit Bank is expected to merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank.

On February 24, 2022, Ms. Allison S. Johnson, Executive Vice President and Chief Financial Officer of Spirit and Spirit Bank, notified the Spirit board of directors of her decision to pursue other opportunities after the closing of the Transaction. Ms. Johnson will remain in her current role through the closing of the Transaction, which is anticipated to be in the second quarter of 2022, and will continue to have a key role in integration planning with Simmons for a period of time following closing.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “foresee,” “intend,” “indicate,” “target,” “plan,” positions,” “prospects,” “project,” “predict,” or “potential,” by future conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to the anticipated completion of the Transaction and the Company’s and Simmons’ expectations about their ability to successfully integrate the combined businesses.

These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in the Company’s and Simmons’ operating, acquisition, or expansion strategy; the effects of future economic conditions (including unemployment levels and slowdowns in economic growth), governmental monetary and fiscal policies, as well as legislative and regulatory changes, including in response to the COVID-19 pandemic; changes in interest rates; possible adverse rulings, judgements, settlements, and other outcomes of pending or future litigation; the ability to obtain regulatory approvals and meet other closing conditions to the Transaction; delay in closing the Transaction; difficulties and delays in integrating the Spirit business or fully realizing cost savings and other benefits of the Transaction; changes in Simmons’ share price before closing; the outcome of any legal proceedings that may be instituted against the Company or Simmons as a result of the Transaction or otherwise; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the Agreement; business disruption following the Transaction; the reaction to the Transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on the Company, Simmons and the Transaction; and other relevant risk factors, which may be detailed from time to time in the Company’s and Simmons’ press releases and filings with the SEC. Many of these factors are beyond the Company’s and Simmons’ ability to predict or control, and actual results could differ materially from those in the forward-looking statements due to these factors and others. In addition, as a result of these and other factors, the Company’s and Simmons’ past financial performance should not be relied upon as an indication of future performance.

The Company and Simmons believe the assumptions and expectations that underlie or are reflected in any forward-looking statements, expressed or implied, in this Current Report on Form 8-K are reasonable, based on information available to the Company and Simmons on the date of this Current Report on Form 8-K. However, given the described uncertainties and risks, the Company and Simmons cannot guarantee its forward-looking statements, and you should not place undue reliance on these forward-looking statements. All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K, and neither the Company nor Simmons undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2022	SPIRIT OF TEXAS BANCSHARES, INC.

	By:	/s/ Dean O. Bass
	Name:	Dean O. Bass
	Title:	Chairman and Chief Executive Officer